UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2026
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)
Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)
41-1301878
(I.R.S. Employer Identification No.)
13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)
32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On September 9, 2026, Axogen, Inc., a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omega Merger Sub, Inc., a Georgia corporation and wholly owned subsidiary of the Company (“Merger Sub”), BioCircuit Technologies, Inc., a Georgia corporation (“BioCircuit”), and Michelle Jarrard, solely as representative of BioCircuit’s equityholders (the “Stockholders’ Representative”). Pursuant to the Merger Agreement, Merger Sub will merge with and into BioCircuit (the “Merger”), with BioCircuit surviving as a wholly owned subsidiary of the Company. The base purchase price is $200.0 million in cash, subject to customary adjustments for cash, indebtedness, transaction expenses and net working capital. At the effective time of the Merger, the outstanding equity securities of BioCircuit will be cancelled and converted into the right to receive the applicable portion of the merger consideration in accordance with the terms of the Merger Agreement. All outstanding convertible promissory notes of BioCircuit are required to be converted into shares of BioCircuit common stock prior to the closing. At closing, $1.0 million will be withheld to satisfy any post-closing purchase price adjustments. The Merger Agreement provides that the representations and warranties of the parties do not survive the closing of the Merger, and the Company has obtained representation and warranty insurance in connection with the transaction.
BioCircuit’s core business is developing and commercializing its “NerveTape” and “ConformaWrap” products for repair of peripheral nerve discontinuities. Prior to the closing of the Merger, BioCircuit will spin out to its stockholders an unrelated electronics business.
The parties expect to complete the Merger in the fourth quarter of 2026, subject to customary closing conditions, including consent under an inbound intellectual property license agreement, conversion of all outstanding convertible notes of BioCircuit and the spin-out of the unrelated electronics research and development business. The Merger is not expected to require any regulatory approvals. The Company has agreed to obtain sufficient funding to finance the transaction within 90 days of execution of the Merger Agreement and the failure to do so will constitute a breach of the Merger Agreement. The Merger is not subject to a financing condition. The Company intends to finance the Merger using the net proceeds from its public offering of common stock described below (the “Offering”). The Merger Agreement contains customary termination rights for the Company and BioCircuit, including the right of either party to terminate the Merger Agreement if the Merger has not been completed by December 31, 2026, subject to the limitations set forth in the Merger Agreement. There is no termination fee in the event of termination.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as Exhibit 2.1 to an amendment to this Current Report on Form 8-K.
Underwriting Agreement
On September 10, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 4,910,000 shares of its common stock, $0.01 par value per share (“Common Stock”). The public offering price is $42.50 per share. The price paid by the Underwriters is $39.95 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 736,500 shares of Common Stock. The Common Stock is being offered and sold pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-292852) filed with the Securities and Exchange Commission on January 21, 2026. The closing of the Offering is expected to occur on September 11, 2026.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Blue Chip Law, PLLC, special counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Common Stock in the Offering, a copy of which is filed herewith as Exhibit 5.1.

Risks Related to the Merger
The following risk factor supplements, and should be read together with, the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q.
The Merger may not be completed on the anticipated terms or timeline, or at all, and the Company may not realize the anticipated benefits of the Merger.
The Merger is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, some of which are outside the Company’s control, and there can be no assurance that the Merger will be completed on the anticipated terms or timeline, or at all. If the Merger is completed, the Company may not realize the anticipated benefits of the Merger, or such benefits may take longer to realize than expected. The integration of BioCircuit’s business with the Company’s operations may be difficult, costly or time-consuming and may require a disproportionate amount of the Company’s resources and management’s attention. The Company may encounter difficulties in integrating BioCircuit’s operations, personnel, technologies, products and information systems, and the integration process may divert management’s attention from the Company’s existing business and result in unanticipated costs or disruptions. If the Company is unable to successfully integrate BioCircuit or realize the anticipated benefits of the Merger, the Company’s business, financial condition and results of operations could be adversely affected.
Item 7.01. Regulation FD Disclosure.
On September 10, 2026, the Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K a press release announcing its entry into the Merger Agreement.
The Company is also furnishing as Exhibit 99.2 to this Current Report on Form 8-K an investor presentation relating to the Merger.
On September 10, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.
See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 10, 2026, by and among Axogen, Inc. and BofA Securities, Inc., Jefferies LLC and Wells Fargo Securities, LLC as representatives of the Underwriters

5.1	Opinion of Blue Chip Law, PLLC regarding the legality of the Common Stock.

23.1	Consent of Blue Chip Law, PLLC (contained in Exhibit 5.1)

99.1	Press Release, dated September 10, 2026, announcing the Merger.

99.2	Investor Presentation, dated September 10, 2026.

99.3	Press Release, dated September 10, 2026, announcing the pricing of the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: September 10, 2026	By:	/s/ Marc Began
Marc Began

Executive Vice President, General Counsel and Chief Compliance Officer